Supplemental Information
First Quarter 2023

Current-period information is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying pages. Bank of America Corporation (the Corporation) does not undertake an obligation to, and disclaims any duty to, update any of the information provided. Any forward-looking statements in this information are subject to the forward-looking language contained in the Corporation’s reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC’s website (www.sec.gov) or at the Corporation’s website (www.bankofamerica.com). The Corporation’s future financial performance is subject to risks and uncertainties as described in its SEC filings.

Bank of America Corporation and Subsidiaries
Consolidated Financial Highlights
(In millions, except per share information)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Income statement
Net interest income	$14,448	$14,681	$13,765	$12,444	$11,572
Noninterest income	11,810	9,851	10,737	10,244	11,656
Total revenue, net of interest expense	26,258	24,532	24,502	22,688	23,228
Provision for credit losses	931	1,092	898	523	30
Noninterest expense	16,238	15,543	15,303	15,273	15,319
Income before income taxes	9,089	7,897	8,301	6,892	7,879
Pretax, pre-provision income (1)	10,020	8,989	9,199	7,415	7,909
Income tax expense	928	765	1,219	645	812
Net income	8,161	7,132	7,082	6,247	7,067
Preferred stock dividends and other	505	228	503	315	467
Net income applicable to common shareholders	7,656	6,904	6,579	5,932	6,600
Diluted earnings per common share	0.94	0.85	0.81	0.73	0.80
Average diluted common shares issued and outstanding	8,182.3	8,155.7	8,160.8	8,163.1	8,202.1
Dividends paid per common share	$0.22	$0.22	$0.22	$0.21	$0.21

Performance ratios
Return on average assets	1.07%	0.92%	0.90%	0.79%	0.89%
Return on average common shareholders’ equity	12.48	11.24	10.79	9.93	11.02
Return on average shareholders’ equity	11.94	10.38	10.37	9.34	10.64
Return on average tangible common shareholders’ equity (2)	17.38	15.79	15.21	14.05	15.51
Return on average tangible shareholders’ equity (2)	15.98	13.98	13.99	12.66	14.40
Efficiency ratio	61.84	63.36	62.45	67.32	65.95

At period end
Book value per share of common stock	$31.58	$30.61	$29.96	$29.87	$29.70
Tangible book value per share of common stock (2)	22.78	21.83	21.21	21.13	20.99
Market capitalization	228,012	264,853	242,338	250,136	332,320
Number of financial centers - U.S.	3,892	3,913	3,932	3,984	4,056
Number of branded ATMs - U.S.	15,407	15,528	15,572	15,730	15,959
Headcount	217,059	216,823	213,270	209,824	208,139

(1)    Pretax, pre-provision income (PTPI) is a non-GAAP financial measure calculated by adjusting pretax income to add back provision for credit losses. Management believes that PTPI is a useful financial measure because it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on page 30.)
(2)    Tangible equity ratios and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. (See Exhibit A: Non-GAAP Reconciliations - Reconciliations to GAAP Financial Measures on page 30.)

Current-period information is preliminary and based on company data available at the time of the presentation.	2

Bank of America Corporation and Subsidiaries
Consolidated Statement of Income
(In millions, except per share information)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income
Interest income	$28,655	$25,075	$19,621	$14,975	$12,894
Interest expense	14,207	10,394	5,856	2,531	1,322
Net interest income	14,448	14,681	13,765	12,444	11,572

Noninterest income
Fees and commissions	7,894	7,735	8,001	8,491	8,985
Market making and similar activities	4,712	3,052	3,068	2,717	3,238
Other income (loss)	(796)	(936)	(332)	(964)	(567)
Total noninterest income	11,810	9,851	10,737	10,244	11,656
Total revenue, net of interest expense	26,258	24,532	24,502	22,688	23,228

Provision for credit losses	931	1,092	898	523	30

Noninterest expense
Compensation and benefits	9,918	9,161	8,887	8,917	9,482
Occupancy and equipment	1,799	1,786	1,777	1,748	1,760
Information processing and communications	1,697	1,658	1,546	1,535	1,540
Product delivery and transaction related	890	904	892	924	933
Professional fees	537	649	525	518	450
Marketing	458	460	505	463	397
Other general operating	939	925	1,171	1,168	757
Total noninterest expense	16,238	15,543	15,303	15,273	15,319
Income before income taxes	9,089	7,897	8,301	6,892	7,879
Income tax expense	928	765	1,219	645	812
Net income	$8,161	$7,132	$7,082	$6,247	$7,067
Preferred stock dividends and other	505	228	503	315	467
Net income applicable to common shareholders	$7,656	$6,904	$6,579	$5,932	$6,600

Per common share information
Earnings	$0.95	$0.85	$0.81	$0.73	$0.81
Diluted earnings	0.94	0.85	0.81	0.73	0.80
Average common shares issued and outstanding	8,065.9	8,088.3	8,107.7	8,121.6	8,136.8
Average diluted common shares issued and outstanding	8,182.3	8,155.7	8,160.8	8,163.1	8,202.1

Consolidated Statement of Comprehensive Income
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net income	$8,161	$7,132	$7,082	$6,247	$7,067
Other comprehensive income (loss), net-of-tax:
Net change in debt securities	555	353	(1,112)	(1,822)	(3,447)
Net change in debit valuation adjustments	10	(543)	462	575	261
Net change in derivatives	2,042	835	(3,703)	(2,008)	(5,179)
Employee benefit plan adjustments	10	(764)	37	36	24
Net change in foreign currency translation adjustments	12	(10)	(37)	(38)	28
Other comprehensive income (loss)	2,629	(129)	(4,353)	(3,257)	(8,313)
Comprehensive income (loss)	$10,790	$7,003	$2,729	$2,990	$(1,246)

Current-period information is preliminary and based on company data available at the time of the presentation.	3

Bank of America Corporation and Subsidiaries
Net Interest Income and Noninterest Income
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income
Interest income
Loans and leases	$13,097	$12,114	$10,231	$8,222	$7,352
Debt securities	5,460	5,016	4,239	4,049	3,823
Federal funds sold and securities borrowed or purchased under agreements to resell	3,712	2,725	1,446	396	(7)
Trading account assets	2,028	1,768	1,449	1,223	1,081
Other interest income	4,358	3,452	2,256	1,085	645
Total interest income	28,655	25,075	19,621	14,975	12,894

Interest expense
Deposits	4,314	2,999	1,235	320	164
Short-term borrowings	6,180	4,273	2,264	553	(112)
Trading account liabilities	504	421	383	370	364
Long-term debt	3,209	2,701	1,974	1,288	906
Total interest expense	14,207	10,394	5,856	2,531	1,322
Net interest income	$14,448	$14,681	$13,765	$12,444	$11,572

Noninterest income
Fees and commissions
Card income
Interchange fees (1)	$956	$1,029	$1,060	$1,072	$935
Other card income	513	523	513	483	468
Total card income	1,469	1,552	1,573	1,555	1,403
Service charges
Deposit-related fees	1,097	1,081	1,162	1,417	1,530
Lending-related fees	313	308	304	300	303
Total service charges	1,410	1,389	1,466	1,717	1,833
Investment and brokerage services
Asset management fees	2,918	2,844	2,920	3,102	3,286
Brokerage fees	934	879	875	989	1,006
Total investment and brokerage services	3,852	3,723	3,795	4,091	4,292
Investment banking fees
Underwriting income	569	411	452	435	672
Syndication fees	231	174	283	301	312
Financial advisory services	363	486	432	392	473
Total investment banking fees	1,163	1,071	1,167	1,128	1,457
Total fees and commissions	7,894	7,735	8,001	8,491	8,985
Market making and similar activities	4,712	3,052	3,068	2,717	3,238
Other income (loss)	(796)	(936)	(332)	(964)	(567)
Total noninterest income	$11,810	$9,851	$10,737	$10,244	$11,656

(1)Gross interchange fees and merchant income were $3.2 billion, $3.3 billion, $3.3 billion, $3.3 billion and $2.9 billion and are presented net of $2.2 billion, $2.3 billion, $2.2 billion, $2.2 billion and $2.0 billion of expenses for rewards and partner payments as well as certain other card costs for the first quarter of 2023 and the fourth, third, second, and first quarters of 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	4

Bank of America Corporation and Subsidiaries
Consolidated Balance Sheet
(Dollars in millions)
	March 31 2023	December 31 2022	March 31 2022
Assets
Cash and due from banks	$29,327	$30,334	$29,769
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	346,891	199,869	244,165
Cash and cash equivalents	376,218	230,203	273,934
Time deposits placed and other short-term investments	11,637	7,259	5,645
Federal funds sold and securities borrowed or purchased under agreements to resell	298,078	267,574	302,108
Trading account assets	314,978	296,108	313,400
Derivative assets	40,947	48,642	48,231
Debt securities:
Carried at fair value	172,510	229,994	297,700
Held-to-maturity, at cost	624,495	632,825	672,180
Total debt securities	797,005	862,819	969,880
Loans and leases	1,046,406	1,045,747	993,145
Allowance for loan and lease losses	(12,514)	(12,682)	(12,104)
Loans and leases, net of allowance	1,033,892	1,033,065	981,041
Premises and equipment, net	11,708	11,510	10,820
Goodwill	69,022	69,022	69,022
Loans held-for-sale	6,809	6,871	10,270
Customer and other receivables	79,902	67,543	83,622
Other assets	154,461	150,759	170,250
Total assets	$3,194,657	$3,051,375	$3,238,223

Liabilities
Deposits in U.S. offices:
Noninterest-bearing	$617,922	$640,745	$787,045
Interest-bearing	1,183,106	1,182,590	1,178,451
Deposits in non-U.S. offices:
Noninterest-bearing	17,686	20,480	27,589
Interest-bearing	91,688	86,526	79,324
Total deposits	1,910,402	1,930,341	2,072,409
Federal funds purchased and securities loaned or sold under agreements to repurchase	314,380	195,635	214,685
Trading account liabilities	92,452	80,399	117,122
Derivative liabilities	40,169	44,816	44,266
Short-term borrowings	56,564	26,932	24,789
Accrued expenses and other liabilities	216,621	224,073	219,625
Long-term debt	283,873	275,982	278,710
Total liabilities	2,914,461	2,778,178	2,971,606
Shareholders’ equity
Preferred stock, $0.01 par value; authorized – 100,000,000 shares; issued and outstanding – 4,088,099, 4,088,101 and 4,037,686 shares	28,397	28,397	27,137
Common stock and additional paid-in capital, $0.01 par value; authorized – 12,800,000,000 shares; issued and outstanding – 7,972,438,148, 7,996,777,943 and 8,062,102,236 shares	57,264	58,953	59,968
Retained earnings	213,062	207,003	192,929
Accumulated other comprehensive income (loss)	(18,527)	(21,156)	(13,417)
Total shareholders’ equity	280,196	273,197	266,617
Total liabilities and shareholders’ equity	$3,194,657	$3,051,375	$3,238,223

Assets of consolidated variable interest entities included in total assets above (isolated to settle the liabilities of the variable interest entities)
Trading account assets	$4,276	$2,816	$2,160
Loans and leases	15,754	16,738	15,946
Allowance for loan and lease losses	(797)	(797)	(880)
Loans and leases, net of allowance	14,957	15,941	15,066
All other assets	129	116	417
Total assets of consolidated variable interest entities	$19,362	$18,873	$17,643

Liabilities of consolidated variable interest entities included in total liabilities above
Short-term borrowings	$1,339	$42	$228
Long-term debt	4,883	4,581	3,557
All other liabilities	7	13	6
Total liabilities of consolidated variable interest entities	$6,229	$4,636	$3,791

Current-period information is preliminary and based on company data available at the time of the presentation.	5

Bank of America Corporation and Subsidiaries
Capital Management
(Dollars in millions)
	March 31 2023	December 31 2022	March 31 2022
Risk-based capital metrics (1):
Standardized Approach
Common equity tier 1 capital	$184,432	$180,060	$169,874
Tier 1 capital	212,825	208,446	197,007
Total capital	242,604	238,773	229,186
Risk-weighted assets	1,623,377	1,604,870	1,638,958
Common equity tier 1 capital ratio	11.4%	11.2%	10.4%
Tier 1 capital ratio	13.1	13.0	12.0
Total capital ratio	14.9	14.9	14.0

Advanced Approaches
Common equity tier 1 capital	$184,432	$180,060	$169,874
Tier 1 capital	212,825	208,446	197,007
Total capital	233,736	230,916	222,481
Risk-weighted assets	1,428,647	1,411,005	1,415,505
Common equity tier 1 capital ratio	12.9%	12.8%	12.0%
Tier 1 capital ratio	14.9	14.8	13.9
Total capital ratio	16.4	16.4	15.7

Leverage-based metrics (1):
Adjusted average assets	$3,018,318	$2,997,118	$3,129,996
Tier 1 leverage ratio	7.1%	7.0%	6.3%

Supplementary leverage exposure	$3,554,920	$3,523,484	$3,661,948
Supplementary leverage ratio	6.0%	5.9%	5.4%

Total ending equity to total ending assets ratio	8.8	9.0	8.2
Common equity ratio	7.9	8.0	7.4
Tangible equity ratio (2)	6.7	6.8	6.2
Tangible common equity ratio (2)	5.8	5.9	5.3

(1)Regulatory capital ratios at March 31, 2023 are preliminary. We report regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was the Common equity tier 1 ratio under the Standardized approach for all periods presented.
(2)Tangible equity ratio equals period-end tangible shareholders’ equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders’ equity divided by period-end tangible assets. Tangible shareholders’ equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. (See Exhibit A: Non-GAAP Reconciliations - Reconciliation to GAAP Financial Measures on page 30.)

Current-period information is preliminary and based on company data available at the time of the presentation.	6

Bank of America Corporation and Subsidiaries
Capital Composition under Basel 3
(Dollars in millions)
	March 31 2023	December 31 2022	March 31 2022
Total common shareholders' equity	$251,799	$244,800	$239,480
CECL transitional amount (1)	1,254	1,881	1,881
Goodwill, net of related deferred tax liabilities	(68,644)	(68,644)	(68,641)
Deferred tax assets arising from net operating loss and tax credit carryforwards	(7,835)	(7,776)	(7,843)
Intangibles, other than mortgage servicing rights, net of related deferred tax liabilities	(1,538)	(1,554)	(1,589)
Defined benefit pension plan net assets, net-of-tax	(882)	(867)	(1,248)
Cumulative unrealized net (gain) loss related to changes in fair value of financial liabilities attributable to own creditworthiness, net-of-tax	485	496	1,047
Accumulated net (gain) loss on certain cash flow hedges (2)	9,886	11,925	7,049
Other	(93)	(201)	(262)
Common equity tier 1 capital	184,432	180,060	169,874
Qualifying preferred stock, net of issuance cost	28,396	28,396	27,136
Other	(3)	(10)	(3)
Tier 1 capital	212,825	208,446	197,007
Tier 2 capital instruments	17,840	18,751	21,737
Qualifying allowance for credit losses (3)	12,315	11,739	11,000
Other	(376)	(163)	(558)
Total capital under the Standardized approach	242,604	238,773	229,186
Adjustment in qualifying allowance for credit losses under the Advanced approaches (3)	(8,868)	(7,857)	(6,705)
Total capital under the Advanced approaches	$233,736	$230,916	$222,481

(1)March 31, 2022 and December 31, 2022 include 75 percent of the current expected credit losses (CECL) transition provision’s impact as of December 31, 2021. March 31, 2023 includes 50 percent of the transition provision’s impact as of December 31, 2021.
(2)Includes amounts in accumulated other comprehensive income related to the hedging of items that are not recognized at fair value on the Consolidated Balance Sheet.
(3)Includes the impact of transition provisions related to the CECL accounting standard.

Current-period information is preliminary and based on company data available at the time of the presentation.	7

Bank of America Corporation and Subsidiaries
Quarterly Average Balances and Interest Rates – Fully Taxable-equivalent Basis
(Dollars in millions)
	First Quarter 2023			Fourth Quarter 2022			First Quarter 2022
	Average Balance	Interest Income/ Expense (1)	Yield/ Rate	Average Balance	Interest Income/ Expense (1)	Yield/ Rate	Average Balance	Interest Income/ Expense (1)	Yield/ Rate
Earning assets
Interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks	$202,700	$1,999	4.00%	$175,595	$1,375	3.11%	$244,971	$86	0.14%
Time deposits placed and other short-term investments	10,581	108	4.16	9,558	74	3.07	9,253	12	0.52
Federal funds sold and securities borrowed or purchased under agreements to resell	287,532	3,712	5.24	289,321	2,725	3.74	299,404	(7)	(0.01)
Trading account assets	183,657	2,040	4.50	169,003	1,784	4.19	151,969	1,096	2.92
Debt securities	851,177	5,485	2.58	869,084	5,043	2.30	975,656	3,838	1.58
Loans and leases (2)
Residential mortgage	229,275	1,684	2.94	229,364	1,663	2.90	223,979	1,525	2.73
Home equity	26,513	317	4.84	26,983	275	4.05	27,784	220	3.21
Credit card	91,775	2,426	10.72	89,575	2,327	10.31	78,409	1,940	10.03
Direct/Indirect and other consumer	105,657	1,186	4.55	106,598	1,119	4.16	104,632	579	2.25
Total consumer	453,220	5,613	5.00	452,520	5,384	4.73	434,804	4,264	3.96
U.S. commercial	376,852	4,471	4.81	378,850	4,172	4.37	346,510	2,127	2.49
Non-U.S. commercial	127,003	1,778	5.68	125,983	1,474	4.64	118,767	504	1.72
Commercial real estate	70,591	1,144	6.57	68,764	994	5.74	63,065	387	2.49
Commercial lease financing	13,686	147	4.33	13,130	139	4.21	14,647	106	2.92
Total commercial	588,132	7,540	5.20	586,727	6,779	4.58	542,989	3,124	2.33
Total loans and leases	1,041,352	13,153	5.11	1,039,247	12,163	4.65	977,793	7,388	3.06
Other earning assets	94,427	2,292	9.82	95,904	2,034	8.42	120,798	587	1.97
Total earning assets	2,671,426	28,789	4.36	2,647,712	25,198	3.78	2,779,844	13,000	1.89
Cash and due from banks	27,784			27,771			28,082
Other assets, less allowance for loan and lease losses	396,848			398,806			399,776
Total assets	$3,096,058			$3,074,289			$3,207,702
Interest-bearing liabilities
U.S. interest-bearing deposits
Demand and money market deposits	$975,085	$2,790	1.16%	$980,964	$2,044	0.83%	$1,001,184	$80	0.03%
Time and savings deposits	196,984	919	1.89	180,684	543	1.19	163,981	40	0.10
Total U.S. interest-bearing deposits	1,172,069	3,709	1.28	1,161,648	2,587	0.88	1,165,165	120	0.04
Non-U.S. interest-bearing deposits	91,603	605	2.68	83,073	412	1.97	81,879	44	0.22
Total interest-bearing deposits	1,263,672	4,314	1.38	1,244,721	2,999	0.96	1,247,044	164	0.05
Federal funds purchased and securities loaned or sold under agreements to repurchase	256,015	3,551	5.63	214,267	2,246	4.16	217,152	79	0.15
Short-term borrowings and other interest-bearing liabilities	156,887	2,629	6.79	150,351	2,027	5.35	126,454	(191)	(0.61)
Trading account liabilities	43,953	504	4.65	40,393	421	4.13	64,240	364	2.30
Long-term debt	244,759	3,209	5.28	243,871	2,701	4.41	246,042	906	1.50
Total interest-bearing liabilities	1,965,286	14,207	2.93	1,893,603	10,394	2.18	1,900,932	1,322	0.28
Noninterest-bearing sources
Noninterest-bearing deposits	629,977			680,823			798,767
Other liabilities (3)	223,543			227,234			238,694
Shareholders’ equity	277,252			272,629			269,309
Total liabilities and shareholders’ equity	$3,096,058			$3,074,289			$3,207,702
Net interest spread			1.43%			1.60%			1.61%
Impact of noninterest-bearing sources			0.77			0.62			0.08
Net interest income/yield on earning assets (4)		$14,582	2.20%		$14,804	2.22%		$11,678	1.69%

(1)Includes the impact of interest rate risk management contracts.
(2)Nonperforming loans are included in the respective average loan balances. Income on these nonperforming loans is generally recognized on a cost recovery basis.
(3)Includes $37.3 billion, $31.9 billion and $30.2 billion of structured notes and liabilities for the first quarter of 2023 and the fourth and first quarters of 2022, respectively.
(4)Net interest income includes FTE adjustments of $134 million, $123 million and $106 million for the first quarter of 2023 and the fourth and first quarters of 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	8

Bank of America Corporation and Subsidiaries
Debt Securities
(Dollars in millions)
	March 31, 2023
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$24,726	$5	$(1,479)	$23,252
Agency-collateralized mortgage obligations	2,235	—	(200)	2,035
Commercial	6,890	31	(481)	6,440
Non-agency residential	459	3	(55)	407
Total mortgage-backed securities	34,310	39	(2,215)	32,134
U.S. Treasury and government agencies	102,943	2	(1,438)	101,507
Non-U.S. securities	13,161	2	(43)	13,120
Other taxable securities	4,830	1	(85)	4,746
Tax-exempt securities	11,105	25	(227)	10,903
Total available-for-sale debt securities	166,349	69	(4,008)	162,410
Other debt securities carried at fair value (1)	10,081	63	(44)	10,100
Total debt securities carried at fair value	176,430	132	(4,052)	172,510
Held-to-maturity debt securities
Agency mortgage-backed securities	494,998	—	(80,664)	414,334
U.S. Treasury and government agencies	121,609	—	(17,511)	104,098
Other taxable securities	7,921	—	(901)	7,020
Total held-to-maturity debt securities	624,528	—	(99,076)	525,452
Total debt securities	$800,958	$132	$(103,128)	$697,962

	December 31, 2022
Available-for-sale debt securities
Mortgage-backed securities:
Agency	$25,204	$5	$(1,767)	$23,442
Agency-collateralized mortgage obligations	2,452	—	(231)	2,221
Commercial	6,894	28	(515)	6,407
Non-agency residential	461	15	(90)	386
Total mortgage-backed securities	35,011	48	(2,603)	32,456
U.S. Treasury and government agencies	160,773	18	(1,769)	159,022
Non-U.S. securities	13,455	4	(52)	13,407
Other taxable securities	4,728	1	(84)	4,645
Tax-exempt securities	11,518	19	(279)	11,258
Total available-for-sale debt securities	225,485	90	(4,787)	220,788
Other debt securities carried at fair value (1)	8,986	376	(156)	9,206
Total debt securities carried at fair value	234,471	466	(4,943)	229,994
Held-to-maturity debt securities
Agency mortgage-backed securities	503,233	—	(87,319)	415,914
U.S. Treasury and government agencies	121,597	—	(20,259)	101,338
Other taxable securities	8,033	—	(1,018)	7,015
Total held-to-maturity debt securities	632,863	—	(108,596)	524,267
Total debt securities	$867,334	$466	$(113,539)	$754,261

(1)    Primarily includes non-U.S. securities used to satisfy certain international regulatory requirements.

Current-period information is preliminary and based on company data available at the time of the presentation.	9

Bank of America Corporation and Subsidiaries
Supplemental Financial Data
(Dollars in millions)

	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

FTE basis data (1)
Net interest income	$14,582	$14,804	$13,871	$12,547	$11,678
Total revenue, net of interest expense	26,391	24,655	24,608	22,791	23,334
Net interest yield	2.20%	2.22%	2.06%	1.86%	1.69%
Efficiency ratio	61.53	63.05	62.18	67.01	65.65

(1)FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. Net interest income includes FTE adjustments of $134 million, $123 million, $106 million, $103 million and $106 million for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	10

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other
(Dollars in millions)
	First Quarter 2023
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$14,582	$8,593	$1,876	$3,907	$109	$97
Noninterest income
Fees and commissions:
Card income	1,469	1,274	12	190	16	(23)
Service charges	1,410	599	19	714	78	—
Investment and brokerage services	3,852	74	3,238	9	533	(2)
Investment banking fees	1,163	—	39	668	469	(13)
Total fees and commissions	7,894	1,947	3,308	1,581	1,096	(38)
Market making and similar activities	4,712	5	34	45	4,398	230
Other income (loss)	(796)	161	97	670	23	(1,747)
Total noninterest income (loss)	11,810	2,113	3,439	2,296	5,517	(1,555)
Total revenue, net of interest expense	26,392	10,706	5,315	6,203	5,626	(1,458)
Provision for credit losses	931	1,089	25	(237)	(53)	107
Noninterest expense	16,238	5,473	4,067	2,940	3,351	407
Income (loss) before income taxes	9,223	4,144	1,223	3,500	2,328	(1,972)
Income tax expense (benefit)	1,062	1,036	306	945	640	(1,865)
Net income (loss)	$8,161	$3,108	$917	$2,555	$1,688	$(107)

Average
Total loans and leases	$1,041,352	$303,772	$221,448	$381,009	$125,046	$10,077
Total assets (1)	3,096,058	1,105,245	359,164	588,886	870,038	172,725
Total deposits	1,893,649	1,026,242	314,019	492,577	36,109	24,702
Quarter end
Total loans and leases	$1,046,406	$304,480	$217,804	$383,491	$130,804	$9,827
Total assets (1)	3,194,657	1,124,438	349,888	591,231	861,477	267,623
Total deposits	1,910,402	1,044,768	301,471	495,949	33,624	34,590

	Fourth Quarter 2022
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$14,804	$8,494	$2,015	$3,880	$371	$44
Noninterest income
Fees and commissions:
Card income	1,552	1,333	19	196	17	(13)
Service charges	1,389	586	17	703	79	4
Investment and brokerage services	3,723	71	3,166	6	482	(2)
Investment banking fees	1,071	—	35	706	347	(17)
Total fees and commissions	7,735	1,990	3,237	1,611	925	(28)
Market making and similar activities	3,052	5	36	34	2,685	292
Other income (loss)	(936)	293	122	913	(120)	(2,144)
Total noninterest income (loss)	9,851	2,288	3,395	2,558	3,490	(1,880)
Total revenue, net of interest expense	24,655	10,782	5,410	6,438	3,861	(1,836)
Provision for credit losses	1,092	944	37	149	4	(42)
Noninterest expense	15,543	5,100	3,784	2,833	3,171	655
Income (loss) before income taxes	8,020	4,738	1,589	3,456	686	(2,449)
Income tax expense (benefit)	888	1,161	389	916	182	(1,760)
Net income (loss)	$7,132	$3,577	$1,200	$2,540	$504	$(689)

Average
Total loans and leases	$1,039,247	$300,360	$225,094	$380,385	$123,022	$10,386
Total assets (1)	3,074,289	1,123,813	361,592	595,525	857,319	136,040
Total deposits	1,925,544	1,047,058	317,849	503,472	37,219	19,946
Quarter end
Total loans and leases	$1,045,747	$304,761	$223,910	$379,107	$127,735	$10,234
Total assets (1)	3,051,375	1,126,453	368,893	588,466	812,489	155,074
Total deposits	1,930,341	1,048,799	323,899	498,661	39,077	19,905

(1)Total assets include asset allocations to match liabilities (i.e., deposits).

Current-period information is preliminary and based on company data available at the time of the presentation.	11

Bank of America Corporation and Subsidiaries
Quarterly Results by Business Segment and All Other (continued)
(Dollars in millions)
	First Quarter 2022
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Net interest income	$11,678	$6,680	$1,668	$2,344	$993	$(7)
Noninterest income
Fees and commissions:
Card income	1,403	1,185	18	176	14	10
Service charges	1,833	844	19	886	82	2
Investment and brokerage services	4,292	83	3,654	12	545	(2)
Investment banking fees	1,457	—	66	880	582	(71)
Total fees and commissions	8,985	2,112	3,757	1,954	1,223	(61)
Market making and similar activities	3,238	—	13	49	3,190	(14)
Other income (loss)	(567)	21	38	847	(114)	(1,359)
Total noninterest income (loss)	11,656	2,133	3,808	2,850	4,299	(1,434)
Total revenue, net of interest expense	23,334	8,813	5,476	5,194	5,292	(1,441)
Provision for credit losses	30	(52)	(41)	165	5	(47)
Noninterest expense	15,319	4,921	4,015	2,683	3,117	583
Income (loss) before income taxes	7,985	3,944	1,502	2,346	2,170	(1,977)
Income tax expense (benefit)	918	966	368	622	575	(1,613)
Net income (loss)	$7,067	$2,978	$1,134	$1,724	$1,595	$(364)

Average
Total loans and leases	$977,793	$284,068	$210,937	$358,807	$108,576	$15,405
Total assets (1)	3,207,702	1,133,001	431,040	630,517	858,719	154,425
Total deposits	2,045,811	1,056,100	384,902	539,912	44,393	20,504
Quarter end
Total loans and leases	$993,145	$286,322	$214,273	$367,423	$110,037	$15,090
Total assets (1)	3,238,223	1,166,443	433,122	623,168	883,304	132,186
Total deposits	2,072,409	1,088,940	385,288	533,820	43,371	20,990

(1)Total assets include asset allocations to match liabilities (i.e., deposits).

Current-period information is preliminary and based on company data available at the time of the presentation.	12

Bank of America Corporation and Subsidiaries
Consumer Banking Segment Results
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income	$8,593	$8,494	$7,784	$7,087	$6,680
Noninterest income:
Card income	1,274	1,333	1,331	1,320	1,185
Service charges	599	586	597	679	844
All other income	240	369	192	50	104
Total noninterest income	2,113	2,288	2,120	2,049	2,133
Total revenue, net of interest expense	10,706	10,782	9,904	9,136	8,813

Provision for credit losses	1,089	944	738	350	(52)

Noninterest expense	5,473	5,100	5,097	4,959	4,921
Income before income taxes	4,144	4,738	4,069	3,827	3,944
Income tax expense	1,036	1,161	997	938	966
Net income	$3,108	$3,577	$3,072	$2,889	$2,978

Net interest yield	3.27%	3.11%	2.79%	2.55%	2.48%
Return on average allocated capital (1)	30	35	30	29	30
Efficiency ratio	51.12	47.29	51.47	54.28	55.84

Balance Sheet
Average
Total loans and leases	$303,772	$300,360	$295,231	$289,595	$284,068
Total earning assets (2)	1,065,202	1,083,850	1,106,513	1,114,552	1,092,742
Total assets (2)	1,105,245	1,123,813	1,145,846	1,154,773	1,133,001
Total deposits	1,026,242	1,047,058	1,069,093	1,078,020	1,056,100
Allocated capital (1)	42,000	40,000	40,000	40,000	40,000

Period end
Total loans and leases	$304,480	$304,761	$297,825	$294,570	$286,322
Total earning assets (2)	1,081,780	1,085,079	1,110,524	1,114,524	1,125,963
Total assets (2)	1,124,438	1,126,453	1,149,918	1,154,366	1,166,443
Total deposits	1,044,768	1,048,799	1,072,580	1,077,215	1,088,940

(1)    Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)    Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	13

Bank of America Corporation and Subsidiaries
Consumer Banking Key Indicators
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Average deposit balances
Checking	$580,910	$588,668	$599,099	$606,331	$593,428
Savings	68,327	69,790	71,933	73,295	72,413
MMS	339,823	356,015	365,271	362,798	354,850
CDs and IRAs	33,098	28,619	28,731	29,796	30,685
Other	4,084	3,966	4,059	5,800	4,724
Total average deposit balances	$1,026,242	$1,047,058	$1,069,093	$1,078,020	$1,056,100

Deposit spreads (excludes noninterest costs)
Checking	2.22%	2.09%	1.98%	1.93%	1.91%
Savings	2.53	2.33	2.19	2.19	2.19
MMS	2.99	2.25	1.64	1.29	1.23
CDs and IRAs	3.27	2.91	1.85	0.98	0.46
Other	4.37	3.35	2.04	1.04	0.41
Total deposit spreads	2.54	2.19	1.88	1.70	1.65

Consumer investment assets	$354,892	$319,648	$302,413	$315,243	$357,593

Active digital banking users (in thousands) (1)	44,962	44,054	43,496	42,690	42,269
Active mobile banking users (in thousands) (2)	36,322	35,452	34,922	34,167	33,589
Financial centers	3,892	3,913	3,932	3,984	4,056
ATMs	15,407	15,528	15,572	15,730	15,959

Total credit card (3)
Loans
Average credit card outstandings	$91,775	$89,575	$85,009	$81,024	$78,409
Ending credit card outstandings	92,469	93,421	87,296	84,010	79,356
Credit quality
Net charge-offs	$501	$386	$328	$323	$297
	2.21%	1.71%	1.53%	1.60%	1.53%
30+ delinquency	$1,674	$1,505	$1,202	$1,008	$1,003
	1.81%	1.61%	1.38%	1.20%	1.26%
90+ delinquency	$828	$717	$547	$493	$492
	0.90%	0.77%	0.63%	0.59%	0.62%
Other total credit card indicators (3)
Gross interest yield	11.85%	11.18%	10.71%	9.76%	9.90%
Risk-adjusted margin	8.69	9.87	10.07	9.95	10.40
New accounts (in thousands)	1,187	1,096	1,256	1,068	977
Purchase volumes	$85,544	$92,800	$91,064	$91,810	$80,914

Debit card data
Purchase volumes	$124,376	$130,157	$127,135	$128,707	$117,584

Loan production (4)
Consumer Banking:
First mortgage	$1,956	$2,286	$4,028	$6,551	$8,116
Home equity	2,183	2,113	1,999	2,151	1,725
Total (5):
First mortgage	$3,937	$5,217	$8,724	$14,471	$16,353
Home equity	2,596	2,596	2,420	2,535	2,040

(1)    Represents mobile and/or online active users over the past 90 days.
(2)    Represents mobile active users over the past 90 days.
(3)    In addition to the credit card portfolio in Consumer Banking, the remaining credit card portfolio is in GWIM.
(4)    Loan production amounts represent the unpaid principal balance of loans and, in the case of home equity, the principal amount of the total line of credit.
(5)    In addition to loan production in Consumer Banking, there is also first mortgage and home equity loan production in GWIM.

Current-period information is preliminary and based on company data available at the time of the presentation.	14

Bank of America Corporation and Subsidiaries
Consumer Banking Quarterly Results
(Dollars in millions)
	First Quarter 2023			Fourth Quarter 2022
	Total Consumer Banking	Deposits	Consumer Lending	Total Consumer Banking	Deposits	Consumer Lending
Net interest income	$8,593	$5,816	$2,777	$8,494	$5,719	$2,775
Noninterest income:
Card income	1,274	(10)	1,284	1,333	(9)	1,342
Service charges	599	598	1	586	585	1
All other income	240	197	43	369	214	155
Total noninterest income	2,113	785	1,328	2,288	790	1,498
Total revenue, net of interest expense	10,706	6,601	4,105	10,782	6,509	4,273

Provision for credit losses	1,089	183	906	944	176	768

Noninterest expense	5,473	3,415	2,058	5,100	3,189	1,911
Income before income taxes	4,144	3,003	1,141	4,738	3,144	1,594
Income tax expense	1,036	751	285	1,161	771	390
Net income	$3,108	$2,252	$856	$3,577	$2,373	$1,204

Net interest yield	3.27%	2.31%	3.76%	3.11%	2.18%	3.71%
Return on average allocated capital (1)	30	67	12	35	72	18
Efficiency ratio	51.12	51.76	50.10	47.29	49.00	44.70

Balance Sheet
Average
Total loans and leases	$303,772	$4,119	$299,653	$300,360	$4,132	$296,228
Total earning assets (2)	1,065,202	1,022,445	299,794	1,083,850	1,042,289	296,535
Total assets (2)	1,105,245	1,056,007	306,275	1,123,813	1,075,446	303,340
Total deposits	1,026,242	1,021,374	4,868	1,047,058	1,041,669	5,389
Allocated capital (1)	42,000	13,700	28,300	40,000	13,000	27,000

Period end
Total loans and leases	$304,480	$4,065	$300,415	$304,761	$4,148	$300,613
Total earning assets (2)	1,081,780	1,038,545	300,595	1,085,079	1,043,049	300,787
Total assets (2)	1,124,438	1,074,571	307,227	1,126,453	1,077,203	308,007
Total deposits	1,044,768	1,039,744	5,024	1,048,799	1,043,194	5,605

				First Quarter 2022
				Total Consumer Banking	Deposits	Consumer Lending
Net interest income				$6,680	$4,052	$2,628
Noninterest income:
Card income				1,185	(8)	1,193
Service charges				844	843	1
All other income				104	68	36
Total noninterest income				2,133	903	1,230
Total revenue, net of interest expense				8,813	4,955	3,858

Provision for credit losses				(52)	73	(125)

Noninterest expense				4,921	3,008	1,913
Income before income taxes				3,944	1,874	2,070
Income tax expense				966	459	507
Net income				$2,978	$1,415	$1,563

Net interest yield				2.48%	1.56%	3.79%
Return on average allocated capital (1)				30	44	23
Efficiency ratio				55.84	60.71	49.58

Balance Sheet
Average
Total loans and leases				$284,068	$4,215	$279,853
Total earning assets (2)				1,092,742	1,050,490	281,255
Total assets (2)				1,133,001	1,084,343	287,660
Total deposits				1,056,100	1,050,247	5,853
Allocated capital (1)				40,000	13,000	27,000

Period end
Total loans and leases				$286,322	$4,165	$282,157
Total earning assets (2)				1,125,963	1,083,664	284,069
Total assets (2)				1,166,443	1,117,241	290,972
Total deposits				1,088,940	1,082,885	6,055

(1)    Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)    For presentation purposes, in segments or businesses where the total of liabilities and equity exceeds assets, the Corporation allocates assets from All Other to match the segments’ and businesses’ liabilities and allocated shareholders’ equity. As a result, total earning assets and total assets of the businesses may not equal total Consumer Banking.

Current-period information is preliminary and based on company data available at the time of the presentation.	15

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Segment Results
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income	$1,876	$2,015	$1,981	$1,802	$1,668
Noninterest income:
Investment and brokerage services	3,238	3,166	3,255	3,486	3,654
All other income	201	229	193	145	154
Total noninterest income	3,439	3,395	3,448	3,631	3,808
Total revenue, net of interest expense	5,315	5,410	5,429	5,433	5,476

Provision for credit losses	25	37	37	33	(41)

Noninterest expense	4,067	3,784	3,816	3,875	4,015
Income before income taxes	1,223	1,589	1,576	1,525	1,502
Income tax expense	306	389	386	374	368
Net income	$917	$1,200	$1,190	$1,151	$1,134

Net interest yield	2.20%	2.29%	2.12%	1.82%	1.62%
Return on average allocated capital (1)	20	27	27	26	26
Efficiency ratio	76.53	69.96	70.28	71.34	73.31

Balance Sheet
Average
Total loans and leases	$221,448	$225,094	$223,734	$219,277	$210,937
Total earning assets (2)	346,384	348,718	370,733	396,611	418,248
Total assets (2)	359,164	361,592	383,468	409,472	431,040
Total deposits	314,019	317,849	339,487	363,943	384,902
Allocated capital (1)	18,500	17,500	17,500	17,500	17,500

Period end
Total loans and leases	$217,804	$223,910	$224,858	$221,705	$214,273
Total earning assets (2)	336,560	355,461	357,434	380,771	419,903
Total assets (2)	349,888	368,893	370,790	393,948	433,122
Total deposits	301,471	323,899	324,859	347,991	385,288

(1)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	16

Bank of America Corporation and Subsidiaries
Global Wealth & Investment Management Key Indicators
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Revenue by Business
Merrill Wealth Management	$4,397	$4,486	$4,524	$4,536	$4,589
Bank of America Private Bank	918	924	905	897	887
Total revenue, net of interest expense	$5,315	$5,410	$5,429	$5,433	$5,476

Client Balances by Business, at period end
Merrill Wealth Management	$2,952,681	$2,822,910	$2,710,985	$2,819,998	$3,116,052
Bank of America Private Bank	568,925	563,931	537,771	547,116	598,100
Total client balances	$3,521,606	$3,386,841	$3,248,756	$3,367,114	$3,714,152

Client Balances by Type, at period end
Assets under management (1)	$1,467,242	$1,401,474	$1,329,557	$1,411,344	$1,571,605
Brokerage and other assets	1,571,409	1,482,025	1,413,946	1,437,562	1,592,802
Deposits	301,471	323,899	324,859	347,991	385,288
Loans and leases (2)	220,633	226,973	228,129	224,847	217,461
Less: Managed deposits in assets under management	(39,149)	(47,530)	(47,735)	(54,630)	(53,004)
Total client balances	$3,521,606	$3,386,841	$3,248,756	$3,367,114	$3,714,152

Assets Under Management Rollforward
Assets under management, beginning balance	$1,401,474	$1,329,557	$1,411,344	$1,571,605	$1,638,782
Net client flows	15,262	105	4,110	1,033	15,537
Market valuation/other	50,506	71,812	(85,897)	(161,294)	(82,714)
Total assets under management, ending balance	$1,467,242	$1,401,474	$1,329,557	$1,411,344	$1,571,605

Advisors, at period end
Total wealth advisors (3)	19,243	19,273	18,841	18,449	18,571

(1)Defined as managed assets under advisory and/or discretion of GWIM.
(2)Includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet.
(3)Includes advisors across all wealth management businesses in GWIM and Consumer Banking.

Current-period information is preliminary and based on company data available at the time of the presentation.	17

Bank of America Corporation and Subsidiaries
Global Banking Segment Results
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income	$3,907	$3,880	$3,326	$2,634	$2,344
Noninterest income:
Service charges	714	703	771	933	886
Investment banking fees	668	706	726	692	880
All other income	914	1,149	768	747	1,084
Total noninterest income	2,296	2,558	2,265	2,372	2,850
Total revenue, net of interest expense	6,203	6,438	5,591	5,006	5,194

Provision for credit losses	(237)	149	170	157	165

Noninterest expense	2,940	2,833	2,651	2,799	2,683
Income before income taxes	3,500	3,456	2,770	2,050	2,346
Income tax expense	945	916	734	543	622
Net income	$2,555	$2,540	$2,036	$1,507	$1,724

Net interest yield	3.03%	2.90%	2.53%	1.97%	1.68%
Return on average allocated capital (1)	21	23	18	14	16
Efficiency ratio	47.41	44.03	47.41	55.90	51.65

Balance Sheet
Average
Total loans and leases	$381,009	$380,385	$384,305	$377,248	$358,807
Total earning assets (2)	522,374	531,206	521,555	537,660	566,277
Total assets (2)	588,886	595,525	585,683	601,945	630,517
Total deposits	492,577	503,472	495,154	509,261	539,912
Allocated capital (1)	49,250	44,500	44,500	44,500	44,500

Period end
Total loans and leases	$383,491	$379,107	$377,711	$385,376	$367,423
Total earning assets (2)	524,299	522,539	511,494	526,879	558,639
Total assets (2)	591,231	588,466	575,442	591,490	623,168
Total deposits	495,949	498,661	484,309	499,714	533,820

(1)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.
(2)Total earning assets and total assets include asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity.

Current-period information is preliminary and based on company data available at the time of the presentation.	18

Bank of America Corporation and Subsidiaries
Global Banking Key Indicators
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Investment Banking fees (1)
Advisory (2)	$313	$446	$397	$361	$439
Debt issuance	290	184	273	283	359
Equity issuance	65	76	56	48	82
Total Investment Banking fees (3)	$668	$706	$726	$692	$880

Business Lending
Corporate	$1,034	$1,417	$902	$946	$1,060
Commercial	1,233	1,188	1,111	1,024	993
Business Banking	67	65	66	62	58
Total Business Lending revenue	$2,334	$2,670	$2,079	$2,032	$2,111

Global Transaction Services
Corporate	$1,549	$1,546	$1,369	$1,138	$949
Commercial	1,129	1,185	1,112	973	896
Business Banking	387	378	322	270	243
Total Global Transaction Services revenue	$3,065	$3,109	$2,803	$2,381	$2,088

Average deposit balances
Interest-bearing	$257,012	$225,671	$171,203	$142,366	$157,126
Noninterest-bearing	235,565	277,801	323,951	366,895	382,786
Total average deposits	$492,577	$503,472	$495,154	$509,261	$539,912

Loan spread	1.55%	1.52%	1.51%	1.49%	1.53%

Provision for credit losses	$(237)	$149	$170	$157	$165

Credit quality (4, 5)
Reservable criticized utilized exposure	$18,104	$17,519	$15,809	$15,999	$18,304
	4.46%	4.37%	3.95%	3.92%	4.72%

Nonperforming loans, leases and foreclosed properties	$1,023	$923	$1,057	$1,126	$1,329
	0.27%	0.25%	0.28%	0.29%	0.37%

Average loans and leases by product
U.S. commercial	$229,558	$230,591	$233,027	$225,820	$211,568
Non-U.S. commercial	82,412	82,222	84,287	86,092	80,783
Commercial real estate	55,019	54,104	53,042	50,973	51,400
Commercial lease financing	14,019	13,467	13,948	14,362	15,055
Other	1	1	1	1	1
Total average loans and leases	$381,009	$380,385	$384,305	$377,248	$358,807

Total Corporation Investment Banking fees
Advisory (2)	$363	$486	$432	$392	$473
Debt issuance	644	414	616	662	831
Equity issuance	168	189	156	139	225
Total investment banking fees including self-led deals	1,175	1,089	1,204	1,193	1,529
Self-led deals	(12)	(18)	(37)	(65)	(72)
Total Investment Banking fees	$1,163	$1,071	$1,167	$1,128	$1,457

(1)Investment banking fees represent total investment banking fees for Global Banking inclusive of self-led deals and fees included within Business Lending.
(2)Advisory includes fees on debt and equity advisory and mergers and acquisitions.
(3)Investment banking fees represent only the fee component in Global Banking and do not include certain other items shared with the Investment Banking Group under internal revenue sharing agreements.
(4)Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure is on an end-of-period basis and is also shown as a percentage of total commercial reservable utilized exposure, including loans and leases, standby letters of credit, financial guarantees, commercial letters of credit and bankers’ acceptances.
(5)Nonperforming loans, leases and foreclosed properties are on an end-of-period basis. The nonperforming ratio is nonperforming assets divided by loans, leases and foreclosed properties.

Current-period information is preliminary and based on company data available at the time of the presentation.	19

Bank of America Corporation and Subsidiaries
Global Markets Segment Results
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income	$109	$371	$743	$981	$993
Noninterest income:
Investment and brokerage services	533	482	457	518	545
Investment banking fees	469	347	430	461	582
Market making and similar activities	4,398	2,685	2,874	2,657	3,190
All other income	117	(24)	(21)	(115)	(18)
Total noninterest income	5,517	3,490	3,740	3,521	4,299
Total revenue, net of interest expense (1)	5,626	3,861	4,483	4,502	5,292

Provision for credit losses	(53)	4	11	8	5

Noninterest expense	3,351	3,171	3,023	3,109	3,117
Income before income taxes	2,328	686	1,449	1,385	2,170
Income tax expense	640	182	384	367	575
Net income	$1,688	$504	$1,065	$1,018	$1,595

Return on average allocated capital (2)	15%	5%	10%	10%	15%
Efficiency ratio	59.56	82.14	67.42	69.07	58.90

Balance Sheet
Average
Total trading-related assets	$626,035	$608,493	$592,391	$606,135	$596,154
Total loans and leases	125,046	123,022	120,435	114,375	108,576
Total earning assets	627,935	610,045	591,883	598,832	610,926
Total assets	870,038	857,319	847,899	866,742	858,719
Total deposits	36,109	37,219	38,820	41,192	44,393
Allocated capital (2)	45,500	42,500	42,500	42,500	42,500

Period end
Total trading-related assets	$599,841	$564,769	$592,938	$577,309	$616,811
Total loans and leases	130,804	127,735	121,721	118,290	110,037
Total earning assets	632,873	587,772	595,988	571,921	609,290
Total assets	861,477	812,489	848,752	835,129	883,304
Total deposits	33,624	39,077	37,318	40,055	43,371

Trading-related assets (average)
Trading account securities	$339,248	$309,217	$308,514	$295,190	$301,285
Reverse repurchases	126,760	122,753	112,828	131,456	138,581
Securities borrowed	116,280	119,334	114,032	119,200	114,468
Derivative assets	43,747	57,189	57,017	60,289	41,820
Total trading-related assets	$626,035	$608,493	$592,391	$606,135	$596,154

(1)Substantially all of Global Markets total revenue is sales and trading revenue and investment banking fees, with a small portion related to certain revenue sharing agreements with other business segments. For additional sales and trading revenue information, see page 21.
(2)Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

Current-period information is preliminary and based on company data available at the time of the presentation.	20

Bank of America Corporation and Subsidiaries
Global Markets Key Indicators
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Sales and trading revenue (1)
Fixed-income, currencies and commodities	$3,440	$2,157	$2,552	$2,500	$2,708
Equities	1,627	1,368	1,540	1,653	2,011
Total sales and trading revenue	$5,067	$3,525	$4,092	$4,153	$4,719

Sales and trading revenue, excluding net debit valuation adjustment (2,3)
Fixed-income, currencies and commodities	$3,429	$2,343	$2,567	$2,340	$2,648
Equities	1,624	1,375	1,539	1,655	2,002
Total sales and trading revenue, excluding net debit valuation adjustment	$5,053	$3,718	$4,106	$3,995	$4,650

Sales and trading revenue breakdown
Net interest income	$(74)	$188	$586	$851	$911
Commissions	529	476	444	504	531
Trading	4,398	2,684	2,873	2,656	3,190
Other	214	177	189	142	87
Total sales and trading revenue	$5,067	$3,525	$4,092	$4,153	$4,719

(1)    Includes Global Banking sales and trading revenue of $177 million, $262 million, $287 million, $319 million and $179 million for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively.
(2)    For this presentation, sales and trading revenue excludes net debit valuation adjustment (DVA) gains (losses) which include net DVA on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Sales and trading revenue excluding net DVA gains (losses) represents a non-GAAP financial measure. We believe the use of this non-GAAP financial measure provides additional useful information to assess the underlying performance of these businesses and to allow better comparison of period-to-period operating performance.
(3)Net DVA gains (losses) were $14 million, $(193) million, $(14) million, $158 million and $69 million for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively. FICC net DVA gains (losses) were $11 million, $(186) million, $(15) million, $160 million and $60 million for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively. Equities net DVA gains (losses) were $3 million, $(7) million, $1 million, $(2) million and $9 million for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	21

Bank of America Corporation and Subsidiaries
All Other Results (1)
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Net interest income	$97	$44	$37	$43	$(7)
Noninterest income (loss)	(1,555)	(1,880)	(836)	(1,329)	(1,434)
Total revenue, net of interest expense	(1,458)	(1,836)	(799)	(1,286)	(1,441)

Provision for credit losses	107	(42)	(58)	(25)	(47)

Noninterest expense	407	655	716	531	583
Loss before income taxes	(1,972)	(2,449)	(1,457)	(1,792)	(1,977)
Income tax expense (benefit)	(1,865)	(1,760)	(1,176)	(1,474)	(1,613)
Net income (loss)	$(107)	$(689)	$(281)	$(318)	$(364)

Balance Sheet
Average
Total loans and leases	$10,077	$10,386	$10,629	$14,391	$15,405
Total assets (2)	172,725	136,040	142,650	124,923	154,425
Total deposits	24,702	19,946	20,221	19,663	20,504

Period end
Total loans and leases	$9,827	$10,234	$10,351	$10,825	$15,090
Total assets (3)	267,623	155,074	128,051	136,673	132,186
Total deposits	34,590	19,905	19,031	19,374	20,990

(1)All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
(2)Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity of $1.0 trillion, $1.0 trillion, $1.1 trillion, $1.1 trillion and $1.2 trillion for the first quarter of 2023 and the fourth, third, second and first quarters of 2022, respectively.
(3)Includes elimination of segments’ excess asset allocations to match liabilities (i.e., deposits) and allocated shareholders’ equity of $1.0 trillion, $1.0 trillion, $1.1 trillion, $1.1 trillion and $1.2 trillion at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	22

Bank of America Corporation and Subsidiaries
Outstanding Loans and Leases
(Dollars in millions)
	March 31 2023	December 31 2022	March 31 2022
Consumer
Residential mortgage	$228,827	$229,670	$226,030
Home equity	25,868	26,563	26,936
Credit card	92,469	93,421	79,356
Direct/Indirect consumer (1)	104,540	106,236	105,754
Other consumer (2)	120	156	205
Total consumer loans excluding loans accounted for under the fair value option	451,824	456,046	438,281
Consumer loans accounted for under the fair value option (3)	334	339	568
Total consumer	452,158	456,385	438,849

Commercial
U.S. commercial	360,655	358,481	330,973
Non-U.S. commercial	124,827	124,479	122,267
Commercial real estate (4)	73,051	69,766	62,533
Commercial lease financing	13,448	13,644	14,008
	571,981	566,370	529,781
U.S. small business commercial (5)	18,204	17,560	17,972
Total commercial loans excluding loans accounted for under the fair value option	590,185	583,930	547,753
Commercial loans accounted for under the fair value option (3)	4,063	5,432	6,543
Total commercial	594,248	589,362	554,296
Total loans and leases	$1,046,406	$1,045,747	$993,145

(1)Includes primarily auto and specialty lending loans and leases of $52.7 billion, $51.8 billion and $49.7 billion, U.S. securities-based lending loans of $48.1 billion, $50.4 billion and $51.9 billion and non-U.S. consumer loans of $2.8 billion, $3.0 billion and $3.2 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)Substantially all of other consumer is consumer overdrafts.
(3)Consumer loans accounted for under the fair value option includes residential mortgage loans of $72 million, $71 million and $248 million and home equity loans of $262 million, $268 million and $320 million at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Commercial loans accounted for under the fair value option includes U.S. commercial loans of $2.2 billion, $2.9 billion and $4.0 billion and non-U.S. commercial loans of $1.9 billion, $2.5 billion and $2.6 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(4)Includes U.S. commercial real estate loans of $67.2 billion, $64.9 billion and $58.3 billion and non-U.S. commercial real estate loans of $5.8 billion, $4.8 billion and $4.3 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(5)Includes card-related products and Paycheck Protection Program (PPP) loans.

Current-period information is preliminary and based on company data available at the time of the presentation.	23

Bank of America Corporation and Subsidiaries
Quarterly Average Loans and Leases by Business Segment and All Other
(Dollars in millions)
	First Quarter 2023
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$229,275	$117,747	$103,700	$1	$—	$7,827
Home equity	26,513	21,571	2,444	—	200	2,298
Credit card	91,775	88,731	3,045	—	—	(1)
Direct/Indirect and other consumer	105,657	52,728	52,927	—	—	2
Total consumer	453,220	280,777	162,116	1	200	10,126

Commercial
U.S. commercial	376,852	22,985	52,067	229,558	72,074	168
Non-U.S. commercial	127,003	—	999	82,412	43,478	114
Commercial real estate	70,591	10	6,266	55,019	9,294	2
Commercial lease financing	13,686	—	—	14,019	—	(333)
Total commercial	588,132	22,995	59,332	381,008	124,846	(49)
Total loans and leases	$1,041,352	$303,772	$221,448	$381,009	$125,046	$10,077

	Fourth Quarter 2022
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$229,364	$118,051	$103,331	$1	$—	$7,981
Home equity	26,983	21,834	2,485	—	207	2,457
Credit card	89,575	86,540	3,036	—	—	(1)
Direct/Indirect and other consumer	106,598	51,501	55,093	—	—	4
Total consumer	452,520	277,926	163,945	1	207	10,441

Commercial
U.S. commercial	378,850	22,423	54,306	230,591	71,330	200
Non-U.S. commercial	125,983	1	1,090	82,222	42,590	80
Commercial real estate	68,764	10	5,753	54,104	8,895	2
Commercial lease financing	13,130	—	—	13,467	—	(337)
Total commercial	586,727	22,434	61,149	380,384	122,815	(55)
Total loans and leases	$1,039,247	$300,360	$225,094	$380,385	$123,022	$10,386

	First Quarter 2022
	Total Corporation	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Consumer
Residential mortgage	$223,979	$115,388	$96,221	$1	$—	$12,369
Home equity	27,784	21,963	2,400	—	241	3,180
Credit card	78,409	75,730	2,679	—	—	—
Direct/Indirect and other consumer	104,632	49,292	55,338	—	—	2
Total consumer	434,804	262,373	156,638	1	241	15,551

Commercial
U.S. commercial	346,510	21,683	48,496	211,568	64,566	197
Non-U.S. commercial	118,767	—	1,237	80,783	36,684	63
Commercial real estate	63,065	12	4,566	51,400	7,085	2
Commercial lease financing	14,647	—	—	15,055	—	(408)
Total commercial	542,989	21,695	54,299	358,806	108,335	(146)
Total loans and leases	$977,793	$284,068	$210,937	$358,807	$108,576	$15,405

Current-period information is preliminary and based on company data available at the time of the presentation.	24

Bank of America Corporation and Subsidiaries
Commercial Credit Exposure by Industry (1, 2, 3, 4, 6)
(Dollars in millions)
	Commercial Utilized			Total Commercial Committed
	March 31 2023	December 31 2022	March 31 2022	March 31 2023	December 31 2022	March 31 2022
Asset managers & funds	$102,345	$106,842	$102,558	$164,480	$165,087	$158,973
Real estate (5)	73,515	72,180	67,211	101,072	99,722	93,888
Capital goods	48,146	45,580	44,545	88,060	87,314	85,942
Finance companies	58,226	55,248	50,559	81,811	79,546	76,101
Healthcare equipment and services	34,245	33,554	33,164	59,280	58,761	58,264
Materials	27,224	26,304	27,570	56,244	55,589	60,017
Retailing	26,021	24,785	26,678	54,127	53,714	51,557
Consumer services	27,475	26,980	27,045	48,491	47,372	47,344
Government & public education	33,443	34,861	35,212	46,931	48,134	49,213
Food, beverage and tobacco	24,307	23,232	23,332	46,838	47,486	46,566
Individuals and trusts	31,874	34,897	29,340	43,488	45,572	38,961
Commercial services and supplies	24,136	23,628	20,818	41,711	41,596	42,809
Utilities	19,118	20,292	18,908	39,209	40,164	38,178
Energy	13,667	15,132	16,770	34,923	36,043	36,001
Transportation	22,051	22,273	21,268	33,846	33,858	32,034
Technology hardware and equipment	10,500	11,441	10,551	29,807	29,825	26,479
Global commercial banks	26,910	27,217	25,092	29,047	29,293	26,234
Media	15,102	14,781	11,693	29,006	28,216	27,525
Software and services	11,678	12,961	12,075	25,300	25,633	30,195
Consumer durables and apparel	10,167	10,009	10,989	21,784	21,389	22,089
Pharmaceuticals and biotechnology	6,581	7,547	6,175	21,419	26,208	19,093
Vehicle dealers	13,281	12,909	11,438	21,237	20,638	20,381
Insurance	10,007	10,224	6,784	19,109	19,444	18,120
Telecommunication services	9,646	9,679	10,500	17,666	17,349	18,453
Automobiles and components	8,163	8,774	9,195	15,910	16,911	17,782
Food and staples retailing	7,331	7,157	7,304	12,507	11,908	12,772
Financial markets infrastructure (clearinghouses)	3,013	3,913	4,359	8,526	8,752	6,966
Religious and social organizations	2,542	2,467	2,906	4,557	4,689	5,345
Total commercial credit exposure by industry	$700,714	$704,867	$674,039	$1,196,386	$1,200,213	$1,167,282

(1)Includes loans and leases, standby letters of credit and financial guarantees, derivative assets, assets held-for-sale, commercial letters of credit, bankers’ acceptances, securitized assets, foreclosed properties and other collateral acquired. Derivative assets are carried at fair value, reflect the effects of legally enforceable master netting agreements and have been reduced by cash collateral of $29.1 billion, $33.8 billion and $34.1 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Not reflected in utilized and committed exposure is additional non-cash derivative collateral held of $51.0 billion, $51.1 billion and $45.6 billion, which consists primarily of other marketable securities, at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)Total utilized and total committed exposure includes loans of $4.1 billion, $5.4 billion and $6.5 billion and issued letters of credit with a notional amount of $15 million, $28 million and $48 million accounted for under the fair value option at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. In addition, total committed exposure includes unfunded loan commitments accounted for under the fair value option with a notional amount of $3.1 billion, $3.0 billion and $4.0 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(3)Includes U.S. small business commercial exposure.
(4)Includes the notional amount of unfunded legally binding lending commitments net of amounts distributed (e.g., syndicated or participated) to other financial institutions.
(5)Industries are viewed from a variety of perspectives to best isolate the perceived risks. For purposes of this table, the real estate industry is defined based on the primary business activity of the borrowers or the counterparties using operating cash flows and primary source of repayment as key factors.
(6)Includes $749 million, $1.0 billion and $3.0 billion of PPP loan exposure across impacted industries at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.

Current-period information is preliminary and based on company data available at the time of the presentation.	25

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties
(Dollars in millions)
	March 31 2023	December 31 2022	September 30 2022	June 30 2022	March 31 2022
Residential mortgage	$2,125	$2,167	$2,187	$2,245	$2,422
Home equity	488	510	532	563	615
Direct/Indirect consumer	101	77	41	58	67
Total consumer	2,714	2,754	2,760	2,866	3,104
U.S. commercial	559	553	640	742	818
Non-U.S. commercial	125	212	274	279	268
Commercial real estate	502	271	282	218	361
Commercial lease financing	4	4	11	44	54
	1,190	1,040	1,207	1,283	1,501
U.S. small business commercial	14	14	16	15	20
Total commercial	1,204	1,054	1,223	1,298	1,521
Total nonperforming loans and leases	3,918	3,808	3,983	4,164	4,625
Foreclosed properties	165	170	173	162	153
Total nonperforming loans, leases and foreclosed properties (1, 2)	$4,083	$3,978	$4,156	$4,326	$4,778

Fully-insured home loans past due 30 days or more and still accruing	$580	$627	$672	$734	$817
Consumer credit card past due 30 days or more and still accruing	1,674	1,505	1,202	1,008	1,003
Other loans past due 30 days or more and still accruing	3,146	4,008	3,281	3,494	3,736
Total loans past due 30 days or more and still accruing (3, 4)	$5,400	$6,140	$5,155	$5,236	$5,556

Fully-insured home loans past due 90 days or more and still accruing	$338	$368	$427	$492	$574
Consumer credit card past due 90 days or more and still accruing	828	717	547	493	492
Other loans past due 90 days or more and still accruing	508	626	647	720	607
Total loans past due 90 days or more and still accruing (4)	$1,674	$1,711	$1,621	$1,705	$1,673

Nonperforming loans, leases and foreclosed properties/Total assets (5)	0.13%	0.13%	0.14%	0.14%	0.15%
Nonperforming loans, leases and foreclosed properties/Total loans, leases and foreclosed properties (5)	0.39	0.38	0.40	0.42	0.48
Nonperforming loans and leases/Total loans and leases (5)	0.38	0.37	0.39	0.41	0.47

Commercial reservable criticized utilized exposure (6)	$19,789	$19,274	$17,659	$18,114	$20,682
Commercial reservable criticized utilized exposure/Commercial reservable utilized exposure (6)	3.17%	3.12%	2.88%	2.95%	3.54%
Total commercial criticized utilized exposure/Commercial utilized exposure (6)	3.67	3.70	2.82	2.99	3.47

(1)Balances do not include past due consumer credit card, consumer loans secured by real estate where repayments are insured by the FHA and individually insured long-term stand-by agreements (fully-insured home loans), and in general, other consumer and commercial loans not secured by real estate.
(2)Balances do not include nonperforming loans held-for-sale of $250 million, $219 million, $222 million, $270 million and $336 million at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(3)Balances do not include loans held-for-sale past due 30 days or more and still accruing of $36 million, $58 million, $81 million, $179 million and $654 million at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(4)These balances are excluded from total nonperforming loans, leases and foreclosed properties.
(5)Total assets and total loans and leases do not include loans accounted for under the fair value option of $4.4 billion, $5.8 billion, $4.9 billion, $5.5 billion and $7.1 billion at March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.
(6)Criticized exposure corresponds to the Special Mention, Substandard and Doubtful asset categories defined by regulatory authorities. The reservable criticized exposure excludes loans held-for-sale, exposure accounted for under the fair value option and other nonreservable exposure.

Current-period information is preliminary and based on company data available at the time of the presentation.	26

Bank of America Corporation and Subsidiaries
Nonperforming Loans, Leases and Foreclosed Properties Activity (1)
(Dollars in millions)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022
Nonperforming Consumer Loans and Leases:
Balance, beginning of period	$2,754	$2,760	$2,866	$3,104	$2,989
Additions	253	208	236	365	644
Reductions:
Paydowns and payoffs	(103)	(89)	(124)	(147)	(175)
Sales	(2)	(1)	(1)	(269)	(131)
Returns to performing status (2)	(170)	(109)	(193)	(157)	(202)
Charge-offs (3)	(12)	(6)	(12)	(23)	(15)
Transfers to foreclosed properties	(6)	(9)	(12)	(7)	(6)
Total net additions (reductions) to nonperforming loans and leases	(40)	(6)	(106)	(238)	115
Total nonperforming consumer loans and leases, end of period	2,714	2,754	2,760	2,866	3,104
Foreclosed properties	117	121	125	115	118
Nonperforming consumer loans, leases and foreclosed properties, end of period	$2,831	$2,875	$2,885	$2,981	$3,222

Nonperforming Commercial Loans and Leases (4):
Balance, beginning of period	$1,054	$1,223	$1,298	$1,521	$1,578
Additions	419	141	307	321	183
Reductions:
Paydowns	(72)	(144)	(180)	(342)	(159)
Sales	—	(4)	(12)	(16)	(25)
Returns to performing status (5)	(52)	(35)	(148)	(146)	(5)
Charge-offs	(88)	(127)	(42)	(40)	(12)
Transfers to loans held-for-sale	(57)	—	—	—	(39)
Total net additions (reductions) to nonperforming loans and leases	150	(169)	(75)	(223)	(57)
Total nonperforming commercial loans and leases, end of period	1,204	1,054	1,223	1,298	1,521
Foreclosed properties	48	49	48	47	35
Nonperforming commercial loans, leases and foreclosed properties, end of period	$1,252	$1,103	$1,271	$1,345	$1,556

(1)For amounts excluded from nonperforming loans, leases and foreclosed properties, see footnotes to Nonperforming Loans, Leases and Foreclosed Properties table on page 26.
(2)Consumer loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Prior to January 1, 2023, certain troubled debt restructurings were classified as nonperforming at the time of restructuring and were only returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six months.
(3)Our policy is not to classify consumer credit card and non-bankruptcy related consumer loans not secured by real estate as nonperforming; therefore, the charge-offs on these loans have no impact on nonperforming activity and, accordingly, are excluded from this table.
(4)Includes U.S. small business commercial activity. Small business card loans are excluded as they are not classified as nonperforming.
(5)Commercial loans and leases may be returned to performing status when all principal and interest is current and full repayment of the remaining contractual principal and interest is expected, or when the loan otherwise becomes well-secured and is in the process of collection. Prior to January 1, 2023, troubled debt restructurings were generally classified as performing after a sustained period of demonstrated payment performance.

Current-period information is preliminary and based on company data available at the time of the presentation.	27

Bank of America Corporation and Subsidiaries
Quarterly Net Charge-offs and Net Charge-off Ratios (1)
(Dollars in millions)
	First Quarter 2023		Fourth Quarter 2022		Third Quarter 2022		Second Quarter 2022		First Quarter 2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Charge-offs
Residential mortgage (2)	$1	—%	$(1)	—%	$(3)	(0.01)%	$86	0.15%	$(10)	(0.02)%
Home equity (3)	(12)	(0.18)	(18)	(0.27)	(18)	(0.25)	(24)	(0.37)	(30)	(0.44)
Credit card	501	2.21	386	1.71	328	1.53	323	1.60	297	1.53
Direct/Indirect consumer	1	—	1	—	9	0.03	4	0.02	4	0.02
Other consumer	162	n/m	163	n/m	143	n/m	136	n/m	79	n/m
Total consumer	653	0.58	531	0.47	459	0.41	525	0.47	340	0.32
U.S. commercial	47	0.05	47	0.05	23	0.03	15	0.02	(14)	(0.02)
Non-U.S. commercial	20	0.07	31	0.10	(6)	(0.02)	(5)	(0.01)	1	—
Total commercial and industrial	67	0.06	78	0.06	17	0.01	10	0.01	(13)	(0.01)
Commercial real estate	22	0.12	34	0.20	13	0.08	(4)	(0.03)	23	0.15
Commercial lease financing	(1)	(0.01)	2	0.05	(1)	(0.05)	4	0.13	—	—
	88	0.06	114	0.08	29	0.02	10	0.01	10	0.01
U.S. small business commercial	66	1.48	44	0.99	32	0.72	36	0.79	42	0.94
Total commercial	154	0.11	158	0.11	61	0.04	46	0.03	52	0.04
Total net charge-offs	$807	0.32	$689	0.26	$520	0.20	$571	0.23	$392	0.16

By Business Segment and All Other
Consumer Banking	$729	0.97%	$591	0.78%	$512	0.69%	$502	0.70%	$416	0.59%
Global Wealth & Investment Management	6	0.01	4	0.01	5	0.01	9	0.02	1	—
Global Banking	87	0.09	112	0.12	26	0.03	14	0.01	(12)	(0.01)
Global Markets	—	—	(1)	(0.01)	(1)	—	(4)	(0.01)	21	0.08
All Other	(15)	(0.59)	(17)	(0.66)	(22)	(0.80)	50	1.40	(34)	(0.91)
Total net charge-offs	$807	0.32	$689	0.26	$520	0.20	$571	0.23	$392	0.16

(1)Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding loans and leases excluding loans accounted for under the fair value option during the period for each loan and lease category.
(2)Includes loan sale net charge-offs (recoveries) of $90 million and $(6) million for the second and first quarters of 2022 and $0 for the remaining quarters.
(3)Includes loan sale net recoveries of $6 million and $2 million for the second and first quarters of 2022 and $0 for the remaining quarters.
n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation.	28

Bank of America Corporation and Subsidiaries
Allocation of the Allowance for Credit Losses by Product Type
(Dollars in millions)
	March 31, 2023		December 31, 2022		March 31, 2022
	Amount	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Loans and Leases Outstanding (1, 2)	Amount	Percent of Loans and Leases Outstanding (1, 2)
Allowance for loan and lease losses
Residential mortgage	$305	0.13%	$328	0.14%	$301	0.13%
Home equity	98	0.38	92	0.35	172	0.64
Credit card	6,220	6.73	6,136	6.57	5,684	7.16
Direct/Indirect consumer	628	0.60	585	0.55	512	0.48
Other consumer	110	n/m	96	n/m	46	n/m
Total consumer	7,361	1.63	7,237	1.59	6,715	1.53
U.S. commercial (3)	2,835	0.75	3,007	0.80	2,966	0.85
Non-U.S. commercial	1,019	0.82	1,194	0.96	1,155	0.94
Commercial real estate	1,253	1.72	1,192	1.71	1,218	1.95
Commercial lease financing	46	0.34	52	0.38	50	0.36
Total commercial	5,153	0.87	5,445	0.93	5,389	0.98
Allowance for loan and lease losses	12,514	1.20	12,682	1.22	12,104	1.23
Reserve for unfunded lending commitments	1,437		1,540		1,379
Allowance for credit losses	$13,951		$14,222		$13,483

Asset Quality Indicators
Allowance for loan and lease losses/Total loans and leases (2)		1.20%		1.22%		1.23%
Allowance for loan and lease losses/Total nonperforming loans and leases (4)		319		333		262
Ratio of the allowance for loan and lease losses/Annualized net charge-offs		3.83		4.64		7.62

(1)Ratios are calculated as allowance for loan and lease losses as a percentage of loans and leases outstanding excluding loans accounted for under the fair value option. Consumer loans accounted for under the fair value option include residential mortgage loans of $72 million, $71 million and $248 million, and home equity loans of $262 million, $268 million and $320 million at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Commercial loans accounted for under the fair value option include U.S. commercial loans of $2.2 billion, $2.9 billion and $4.0 billion and non-U.S. commercial loans of $1.9 billion, $2.5 billion and $2.6 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)Total loans and leases do not include loans accounted for under the fair value option of $4.4 billion, $5.8 billion and $7.1 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(3)Includes allowance for loan and lease losses for U.S. small business commercial loans of $864 million, $844 million and $1.0 billion at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(4)Allowance for loan and lease losses includes $7.1 billion, $7.0 billion and $6.6 billion allocated to products (primarily the Consumer Lending portfolios within Consumer Banking) that are excluded from nonperforming loans and leases at March 31, 2023, December 31, 2022 and March 31, 2022, respectively. Excluding these amounts, allowance for loan and lease losses as a percentage of total nonperforming loans and leases was 138 percent, 149 percent and 118 percent at March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
n/m = not meaningful

Current-period information is preliminary and based on company data available at the time of the presentation.	29

Exhibit A: Non-GAAP Reconciliations

Bank of America Corporation and Subsidiaries
Reconciliations to GAAP Financial Measures
(Dollars in millions, except per share information)

The Corporation evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents shareholders’ equity or common shareholders’ equity reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities ("adjusted" shareholders' equity or common shareholders’ equity). Return on average tangible common shareholders’ equity measures the Corporation’s net income applicable to common shareholders as a percentage of adjusted average common shareholders’ equity. The tangible common equity ratio represents adjusted ending common shareholders’ equity divided by total tangible assets (total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities). Return on average tangible shareholders’ equity measures the Corporation’s net income as a percentage of adjusted average total shareholders’ equity. The tangible equity ratio represents adjusted ending shareholders’ equity divided by total tangible assets. Tangible book value per common share represents adjusted ending common shareholders’ equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation’s use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

See the tables below for reconciliations of these non-GAAP financial measures to the most closely related financial measures defined by GAAP for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Reconciliation of income before income taxes to pretax, pre-provision income
Income before income taxes	$9,089	$7,897	$8,301	$6,892	$7,879
Provision for credit losses	931	1,092	898	523	30
Pretax, pre-provision income	$10,020	$8,989	$9,199	$7,415	$7,909

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity and average tangible common shareholders’ equity
Shareholders’ equity	$277,252	$272,629	$271,017	$268,197	$269,309
Goodwill	(69,022)	(69,022)	(69,022)	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(2,068)	(2,088)	(2,107)	(2,127)	(2,146)
Related deferred tax liabilities	899	914	920	926	929
Tangible shareholders’ equity	$207,061	$202,433	$200,808	$197,974	$199,070
Preferred stock	(28,397)	(28,982)	(29,134)	(28,674)	(26,444)
Tangible common shareholders’ equity	$178,664	$173,451	$171,674	$169,300	$172,626

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity and period-end tangible common shareholders’ equity
Shareholders’ equity	$280,196	$273,197	$269,524	$269,118	$266,617
Goodwill	(69,022)	(69,022)	(69,022)	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(2,055)	(2,075)	(2,094)	(2,114)	(2,133)
Related deferred tax liabilities	895	899	915	920	926
Tangible shareholders’ equity	$210,014	$202,999	$199,323	$198,902	$196,388
Preferred stock	(28,397)	(28,397)	(29,134)	(29,134)	(27,137)
Tangible common shareholders’ equity	$181,617	$174,602	$170,189	$169,768	$169,251

Reconciliation of period-end assets to period-end tangible assets
Assets	$3,194,657	$3,051,375	$3,072,953	$3,111,606	$3,238,223
Goodwill	(69,022)	(69,022)	(69,022)	(69,022)	(69,022)
Intangible assets (excluding mortgage servicing rights)	(2,055)	(2,075)	(2,094)	(2,114)	(2,133)
Related deferred tax liabilities	895	899	915	920	926
Tangible assets	$3,124,475	$2,981,177	$3,002,752	$3,041,390	$3,167,994

Book value per share of common stock
Common shareholders’ equity	$251,799	$244,800	$240,390	$239,984	$239,480
Ending common shares issued and outstanding	7,972.4	7,996.8	8,024.5	8,035.2	8,062.1
Book value per share of common stock	$31.58	$30.61	$29.96	$29.87	$29.70

Tangible book value per share of common stock
Tangible common shareholders’ equity	$181,617	$174,602	$170,189	$169,768	$169,251
Ending common shares issued and outstanding	7,972.4	7,996.8	8,024.5	8,035.2	8,062.1
Tangible book value per share of common stock	$22.78	$21.83	$21.21	$21.13	$20.99

Current-period information is preliminary and based on company data available at the time of the presentation.	30